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                                                                  Exhibit 10.1

                                                    Tenant Extension Amendment

                              SECOND AMENDMENT

     This Second Amendment (the "Amendment") is made and entered into as of the 24 day of March, 1997, by and between ZML-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") by its agent, Equity Office Holdings, LLC, a Delaware limited liability company, and TENERA, INC., a Delaware corporation ("Tenant").

                                 WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated August 2, 1995, currently containing approximately 13,496 rentable square feet of space described as Suite No. 1850 on the eighteenth floor of the building commonly known as Spear Tower and the address of which is One Market, San Francisco, CA (the "Building"), which Lease has been previously amended by the First Amendment dated March 28, 1996 (collectively, the "Lease"); and

B. WHEREAS, the Lease by its terms shall expire on October 31, 1997 ("Prior Termination Date"), and the parties desire to extend the Lease, all on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     I. Extension. The Lease Term is hereby extended from two years and two months to five years and two months and the Termination Date is accordingly amended from the Prior Termination Date to October 31, 2000 ("Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Prior Termination Date ("Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term". In any and all events, the schedule of monthly installments of Base Rental contained in Paragraph 11 of this Amendment shall not be postponed or delayed if any improvements to the Premises are incomplete on the day following the Prior Termination Date for any reason whatsoever. Any delay in the completion of improvements to the Premises, if any, or inconvenience suffered by Tenant during the performance of any improvements shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent.

     II. Monthly Base Rental. As of the date hereof, the schedule of monthly installments of Base Rental contained in Exhibit B-1 to the Lease and in Article 11 of the First Amendment is amended by adding the following as applicable to the Extended Term:

     Tenant shall pay Landlord the sum of One Million One Hundred Seventy Four Thousand One Hundred Fifty One and 88/100 Dollars ($1,174,151.88) as Base Rental for the Extended Term in thirty six (36) monthly installments as follows:

           A. Thirty six (36) equal installments of $32,615.33 each payable on or before the first day of each month during the period beginning November 1, 1997 and ending October 31, 2000.

           All such Base Rental shall be payable by Tenant in accordance with the terms of Article V of the Lease.

     III. Base Year. For the period commencing with the Extension Date and ending on the Extended Termination Date, the Base Year for the computation of Tenant's Pro Rata Share of Taxes and Expenses is amended from 1995 to 1997.

     IV.   Improvements to Premises.

           A. Tenant is in possession of the Premises and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

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           B.  Cost of Improvements to Premises.

               (i) Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Extension Improvement Allowance") in an amount not to exceed Thirteen Thousand Four Hundred Ninety Six and no/100 Dollars ($13,496.00) to be applied toward the cost of performing construction, alteration or improvement of the Premises, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the improvements to the Premises exceeds the Extension Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Extension Improvement Allowance, if any, shall be applied as a credit towards Base Rental for the Extended Term beginning with the Base Rental due for January 1998 and continuing thereafter until the entire unused balance has been applied. Landlord shall pay such Extension Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Premises.

           C.  Responsibility for Improvements to Premises.

               Work Performed By or On Behalf of Landlord Pursuant to Plans Yet to Be Prepared. Landlord shall enter into a direct contract for the improvements to the Premises with a general contractor selected by Landlord. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the plans for the improvements to the Premises in a timely manner. All plans for the improvements to the Premises shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Extension Improvement Allowance, then prior to commencing any construction of improvements to the Premises, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

     V. Other Pertinent Provisions. The Lease shall also be amended in that Tenant acknowledges that all Landlord's obligations have been fulfilled pursuant to Paragraph VIII.A of the First Amendment, Exhibit B of the First Amendment, and Exhibit C of the Lease, and accordingly all those provisions are null, void and of no further force and effect. The parties further agree that Exhibit E of the Lease is deleted in its entirety and is of no further force and effect.

     VI.   Miscellaneous.

           A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

           B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

           C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. Under no circumstances shall this Amendment be deemed to grant Tenant any further right to extend the Lease; provided, however any additional or further right to extend explicitly provided in the Lease is not hereby deleted or waived.

           D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

           E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

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           F.  This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as extended and otherwise amended herein, unless such requirement is waived by Landlord in writing.

           G. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.


WITNESSES; ATTESTATION           LANDLORD:  ZML-ONE MARKET LIMITED
                                 PARTNERSHIP, a Delaware limited partnership

                                 BY:  EQUITY OFFICE HOLDINGS, LLC, as Agent

                                 By:  /s/ PETER H. ADAMS
                                     -------------------------------------

                                 Name:  Peter H. Adams
/s/ ANDREW MCCONNELL                   -----------------------------------
-----------------------------
                                 Title:  Vice President
    Andrew McConnell                    ----------------------------------
-----------------------------

/s/ JAMES A. ROBISON, JR.        TENANT:  Tenera, Inc., a Delaware corporation
-----------------------------
                                 By:  /s/ JEFFREY R. HAZARIAN
    James A. Robison, Jr.            -------------------------------------
-----------------------------
                                 Its:  Chief Financial Officer
                                      ------------------------------------


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